CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (File No. 33-56339) ("Registration Statement") of our reports dated October 10, 2000 and October 11, 2000, relating to the financial statements and financial highlights appearing in the August 31, 2000 Annual Reports of Putnam International Voyager Fund and Putnam New Value Fund, respectively, each a series of Putnam Investment Funds, which are also incorporated by reference in to the Registration Statement. Also, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (File No. 33-56339) ("Registration Statement") of our reports dated October 8, 1999 and October 11, 1999 relating to the financial statements and financial highlights appearing in the August 31, 1999 Annual Reports of Putnam International Fund and Putnam Emerging Markets Fund, respectively, each a series of Putnam Investment Funds, which are also incorporated by reference in to the Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 26, 2000